As filed with the Securities and Exchange Commission on July 11, 2000.

                                                   Registration No. ____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                      SPATIALIZER AUDIO LABORATORIES, INC.

             (Exact name of registrant as specified in its charter)

         Delaware                             3698                      95-4484725
----------------------------      ---------------------------       -------------------
(State or other jurisdiction     (Primary Standard Industrial        (I.R.S. Employer
of incorporation or               Classification Code Number)       Identification No.)
organization)

                       20700 Ventura Boulevard, Suite 140
                        Woodland Hills, California 91364
                                 (818) 227-3370
   (Address, including zip code, of registrant's principal executive offices)

                               1996 Incentive Plan
                            (Full Title of the Plan)

                    Henry R. Mandell, Chief Executive Officer
                      Spatializer Audio Laboratories, Inc.
                       20700 Ventura Boulevard, Suite 140
                        Woodland Hills, California 91364
                                 (818) 227-3370
(Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Margaret G. Graf, Esq.
                           Brand Farrar & Buxbaum LLP
                       515 South Flower Street, Suite 3500
                       Los Angeles, California 90071-2201
                                 (213) 228-0288
                           Direct Dial: (213) 426-6260

                         CALCULATION OF REGISTRATION FEE


                                                               Proposed
     Title of          Amount to be     Proposed Maximum        Maximum            Amount of
 Securities to be       Registered     Offering Price Per  Aggregate Offering   Registration Fee
    Registered            (1)(2)           Share (3)          Price (1)(2)           (1)(2)
------------------------------------------------------------------------------------------------
   Common Stock,        3,559,467           $0.609375         $2,169,050.21         $572.63
$.01 par value per
      share


(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of this Plan become operational.

(2) The price of $0.609375 per share, which is the average of the bid and asked prices of the Common Stock reported on the OTC Bulletin Board on July 10, 2000, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

        The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "1933 Act"). In accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

        The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b). In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents are incorporated by reference into this registration statement:

        (1) The Company's Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, filed with the Commission on May 1, 2000.

        (2) The Company's Registration Statement Amendment No. 1 to Form S-3 on Form S-1 Registration Statement, filed with the commission on April 17, 2000.

        (3) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Commission on March 30, 2000.

        (4) The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000, filed with the Commission on May 9, 2000.

        (5) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated July 17, 1995 filed with the Commission pursuant to Section 12 of the 1934 Act, as amended by Amendment Number One thereto dated August 15, 1995.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

        Any statement contained in an Incorporated Documents shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        The securities to be offered are registered under Section 12(b) of the 1934 Act.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

        In December 1999, Brand Farrar & Buxbaum LLP was issued 55,000 shares of Common Stock in payment of a portion of its billed invoices for legal services.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law and the Restated Certificate of Incorporation of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them. The Company's Restated Certificate of Incorporation provides that directors and officers shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware as the same now or hereafter exist.

        Section 102(b)(7) of the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. This provision relieves the director of liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining improper personal benefits and certain other transactions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        Reference is made to the Exhibit Index.

ITEM 9. UNDERTAKINGS.

        The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on July 11, 2000.

                                   SPATIALIZER AUDIO LABORATORIES, INC.


                                   By:     /S/ Henry R. Mandell
                                      ------------------------------------------
                                      Name:  Henry R. Mandell
                                      Title: Chief Executive Officer

                                POWER OF ATTORNEY

        We, the undersigned officers and directors of Spatializer Audio Laboratories, Inc., hereby severally constitute Henry R. Mandell our true and lawful attorney with full power to him, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and on behalf in the capacities indicated below to enable Spatializer Audio Laboratories, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, to said Registration Statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                                             Date
---------                           -----                                             ----
/S/ Stephen W. Desper               Director                                          June 22, 2000
-----------------------------
Stephen W. Desper


/S/ Carlo Civelli                   Director                                          June 16, 2000
-----------------------------
Carlo Civelli


/S/ James D. Pace                   Director                                          June 21, 2000
-----------------------------
James D. Pace


/S/ Gilbert N. Segel                Director                                          June 8, 2000
-----------------------------
Gilbert N. Segel

                                  EXHIBIT INDEX


Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this registration statement.

 Exhibit Number                                Description
 --------------                                -----------

      4.1      *      1996 Incentive Plan. (Incorporated by reference to the
                      Company's Proxy Statement dated June 26, 1996 and
                      previously filed with the Commission.)

      4.2      *      Certificate of Incorporation of the Company.
                      (Incorporated by reference to Exhibit 3.1 to the Company's
                      Registration Statement on Form S-1, Registration No.
                      33-90532, effective August 21, 1995.)

      4.3      *      Amended and Restated Bylaws of the Company.  (Incorporated
                      by reference to Exhibit 3.2 to the Company's Registration
                      Statement on Form S-1, Registration No. 33-90532,
                      effective August 21, 1995.)

      4.4      *      Form of Subscription Agreement for August 1994 Private
                      Placement. (Incorporated by reference to the Registrant's
                      registration statement on Form S-1, Registration No.
                      33-90532, effective August 21, 1995.)

      4.5      *      Form of Subscription Agreement for November 1994 Private
                      Placement. (Incorporated by reference to the Registrant's
                      registration statement on Form S-1, Registration No.
                      33-90532, effective August 21, 1995.)

      4.6      *      Form of Spatializer-Yukon Incentive Stock Option
                      Agreement. (Incorporated by reference to the Registrant's
                      registration statement on Form S-1, Registration No.
                      33-90532, effective August 21, 1995.)

      4.7      *      Spatializer-Delaware Incentive Stock Option Plan (1995
                      Plan). (Incorporated by reference to the Registrant's
                      registration statement on Form S-1, Registration No.
                      33-90532, effective August 21, 1995.)

      4.8      *      Performance Share Escrow Agreements dated June 22, 1992
                      among Montreal Trust Company of Canada, Spatializer-Yukon
                      and


                      certain shareholders with respect to escrow of 2,181,048 common shares of Spatializer-Yukon. (Incorporated by reference to the Registrant's registration statement on Form S-1, Registration No. 33-90532, effective August
                      21, 1995.)

      4.6      *      Spatializer-Delaware 1996 Incentive Plan. (Incorporated by
                      reference to the Registrant's Proxy Statement dated June
                      25, 1996 and previously filed with the SEC.)

      4.7      *      Form of Subscription Agreement for 1995 Private
                      Placements. (Incorporated by reference to the Registrant's
                      Registration Statement on Form S-1, dated April 17, 2000
                      and previously filed with the SEC.)

      4.8      *      Form of Subscription Agreement and Warrant Agreement for
                      March 7, 1997 Private Placement. (Incorporated by
                      reference to the Registrant's Registration Statement on
                      Form S-1, dated April 17, 2000 and previously filed with
                      the SEC.)

      4.9      *      Modification Agreement for Escrowed Performance Shares.
                      (Incorporated by reference to the Registrant's
                      Registration Statement on Form S-1, dated April 17, 2000
                      and previously filed with the SEC.)

      4.10     *      Form of 7% Convertible Series A Preferred Stock
                      Subscription Agreement, Warrant Agreement and Registration
                      Right Agreement (with Form of Amendment) for April 14,
                      1998 Private Placement. (Incorporated by reference to the
                      Registrant's Registration Statement on Form S-1, dated
                      April 17, 2000 and previously filed with the SEC.)

      4.11     *      Form of Common Stock Subscription Agreement for December
                      1999 Private Placement with CPR (USA) Inc., LibertyView
                      Funds, L.P. and LibertyView Fund, LLC.  (Incorporated by
                      reference to the Registrant's Registration Statement on
                      Form S-1, dated April 17, 2000 and previously filed with
                      the SEC.)

      4.12     *      Form of Secured Non-Negotiable Convertible Promissory Note
                      issued to CPR (USA) Inc., LibertyView Funds, L.P. and
                      LibertyView Fund, LLC in the original principal amounts of
                      $112,620.55, $90,096.43 and $22,524.12, respectively.
                      (Incorporated by reference to the Registrant's
                      Registration Statement on Form S-1, dated April 17, 2000
                      and previously filed with the SEC.)

      4.13     *      Form of Agreement Regarding Indebtedness, dated December
                      29, 1999, among the Registrant and CPR (USA) Inc.,
                      LibertyView Funds, L.P. and LibertyView Fund, LLC.
                      (Incorporated by reference to the Registrant's
                      Registration Statement on Form S-1, dated April 17, 2000
                      and previously filed with the SEC.)

      4.14     *      Form of Security Agreement, dated December 29, 1999, among the Registrant and CPR (USA) Inc., LibertyView Funds, L.P.
                      and LibertyView Fund, LLC. (Incorporated by reference to
                      the Registrant's Registration Statement on Form S-1, dated
                      April 17, 2000 and previously filed with the SEC.)

      4.15     *      Form of Common Stock Subscription Agreement for December
                      1999 Private Placement with Bank Insinger de Beaufort.
                      (Incorporated by reference to the Registrant's
                      Registration Statement on Form S-1, dated April 17, 2000
                      and previously filed with the SEC.)

      4.16     *      Form of Common Stock Subscription Agreement for December
                      1999 Private Placement with Romofin AG. (Incorporated by
                      reference to the Registrant's Registration Statement on
                      Form S-1, dated April 17, 2000 and previously filed with
                      the SEC.)

      4.17     *      Form of Common Stock Subscription Agreement for December
                      1999 Private Placement with Arab Commerce Bank.
                      (Incorporated by reference to the Registrant's
                      Registration Statement on Form S-1, dated April 17, 2000
                      and previously filed with the SEC.)

      4.18     *      Form of 10% Convertible Series B Preferred Stock
                      Subscription Agreement for December 1999 Private Placement
                      with Clarion Finanz, A.B., Carlo Civelli, Henry R.
                      Mandell, James D. Pace, Jerold H. Rubenstein, Gilbert N.
                      Segel, Aton Select Fund, Ltd., and Romofin A.G.
                      (Incorporated by reference to the Registrant's
                      Registration Statement on Form S-1, dated April 17, 2000
                      and previously filed with the SEC.)

      4.19     *      Form of Agreement Regarding Cancellation of Warrants,
                      dated December 29, 1999, among the Registrant, CPR(USA)
                      Inc., LibertyView Funds, L.P., LibertyView Fund, LLC,
                      Clarion Finanz, A.G. and Aton Select Fund, Ltd.
                      (Incorporated by reference to the Registrant's
                      Registration Statement on Form S-1, dated April 17, 2000
                      and previously filed with the SEC.)

      4.20     *      Certificate of Designation of Series B 10% Redeemable
                      Convertible Preferred Stock (included in Exhibit 4.18).

      5.1             Opinion of Brand Farrar & Buxbaum LLP

      23.1            Consent of Farber & Hass

      23.2 Consent of Brand Farrar & Buxbaum LLP, set forth in the opinion filed as Exhibit 5.1 hereto